INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Pennsylvania Municipal Bond Fund of
Merrill Lynch Multi-State Municipal Series Trust:



We consent to the use in Post-Effective Amendment No. 7 to Registration Statement No. 33-35442 of our report dated September 5, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.




Deloitte & Touch LLP
Princeton, New Jersey
November 4, 1996